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                              NEW CASTLE ASSOCIATES
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

         This amended and restated limited partnership agreement of New Castle Associates, a Pennsylvania limited partnership, is entered into effective as of the 28th day of April, 2003, by and among PR New Castle LLC, a Pennsylvania limited liability company, as the General Partner, and the parties whose names are set forth as Limited Partners on Exhibit "A" attached hereto. Capitalized terms used herein are defined in Section 1.01 below.

                              B A C K G R O U N D:
                              -------------------

         The Partnership has been operated as a limited partnership in accordance with the second amendment to and restatement of limited partnership agreement dated January 1, 1978, as amended by the third amendment dated January 1, 1979, the fourth amendment dated January 1, 1982, the fifth amendment dated January 27, 1988, the sixth amendment dated March 18, 1993, the seventh amendment January 1, 1998, and the eighth amendment dated September 10, 2001 (collectively the "Former Partnership Agreement").

         As of the date hereof: (1) former Partners of the Partnership and certain of the Class A Limited Partners have assigned part of their Interests to UPREIT and UPREIT has been admitted as a Class B Limited Partner; (2) PR New Castle LLC, an affiliate of UPREIT, has been admitted as the sole General Partner and the Interest of Pan American Associates as a general partner has been converted to an Interest as a Class A Limited Partner; and (3) UPREIT has made the UPREIT Special Capital Contribution and the Percentage Interests of all of the Partners have been adjusted to reflect the foregoing.

         The parties hereto now desire to enter into this amended and restated limited partnership agreement to replace the Former Partnership Agreement and to set forth their respective rights, duties and obligations with respect to the Partnership.

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1
                     DEFINED TERMS; OPERATION OF PARTNERSHIP

         Section 1.01 Definitions. Within the context of this Agreement, the following terms shall have the following meanings:

         "Act" means the Pennsylvania Revised Uniform Limited Partnership Act.

         "Adjusted Capital Account" means a Partner's Capital Account, adjusted as follows: (a) any deficit balance in a Partner's Capital Account shall be reduced by any amount that the Partner is obligated to restore to the Partnership, or any amount the Partner is treated as obligated to restore to the Partnership under Regulation ss. 1.704-1(b)(2)(ii)(c), Regulation ss.1.704-2(g) and Regulation ss.1.704-2(i)(5); and (b) a Partner's Capital Account shall be adjusted for items specified in subsections (4), (5), and (6) of Regulation ss.1.704-1(b)(2)(ii)(d).


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          "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, and (ii) any officer, director, general partner, or manager of any Person described in clause (i) of this sentence. For purposes of this definition, "controlling," "controlled by," or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" means this amended and restated limited partnership agreement, as the same may be amended from time to time.

         "Bankruptcy" means, with respect to any Person, (i) the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or such Person's debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person for any substantial part of its property, or (ii) without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any bankruptcy, liquidation, dissolution, or other similar statute, law, or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days.

         "Book Value" means the adjusted basis of the Partnership's property for federal income tax purposes, with the adjustments provided in accordance with
Section 2.04(d) of this Agreement.

         "Capital Account" means the account established and maintained for each Partner in accordance with Section 2.04 of this Agreement.

         "Capital Contribution" means the amount of money and the Book Value of any property contributed to the Partnership by a Partner (net of any liabilities to which such property is subject or that are assumed by the Partnership in connection with such contribution).

         "Capital Event" means any disposition of all or any part of Partnership property not in the ordinary course of business including, without limitation, a sale, exchange, condemnation, casualty, or grant of a long-term leasehold, or the borrowing of money by the Partnership not in the ordinary course of business, or the receipt of title insurance proceeds by the Partnership.

         "Certificate" means the certificate of limited partnership for the Partnership, and any amendments thereto.

         "Class" means either of the Class A or Class B of Limited Partners, as the context requires.

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         "Class A Limited Partners" means the Persons designated as Class A
Limited Partners on Exhibit "A" attached to this Agreement, and any Person subsequently admitted as a Class A Limited Partner in accordance with the terms of this Agreement.

         "Class B Limited Partners" means the Persons designated as Class B Limited Partners on Exhibit "A" attached to this Agreement, and any Person subsequently admitted as a Class B Limited Partner in accordance with the terms of this Agreement.

         "Contribution Agreement" means the contribution agreement dated April 22, 2003 by and among the Partners and certain former Partners and Pennsylvania Real Estate Investment Trust, an Pennsylvania business trust, pursuant to which UPREIT has acquired an Interest.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Depreciation" means the amount determined for each year or other period as an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to any Partnership property for such year or other period, except that, if the Book Value of any property differs from its adjusted tax basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of a property at the beginning of a year is zero, Depreciation shall be determined for such property with reference to Book Value using any reasonable method selected by the General Partner.

         "General Partner" means the Person designated as general partner on Exhibit "A" attached to this Agreement, and any Person subsequently admitted as a general partner in accordance with the terms of this Agreement.

         "Incapacity" means (a) with respect to a natural Person, the Bankruptcy, death or determination of incompetency or insanity of such Person and (b) with respect to any other Person, the Bankruptcy, liquidation or dissolution of such Person.

         "Indemnified Party" means the General Partner and any officer, director, shareholder, partner, member, manager or agent of the General Partner.

         "Interest" means an ownership interest in the Partnership, including all of the rights and obligations in connection therewith under this Agreement and the Act.

         "Limited Partners" means the Persons designated as limited partners on Exhibit "A" attached to this Agreement, and any Person subsequently admitted as a limited partner in accordance with the terms of this Agreement.

         "Net Capital Proceeds" means gross cash or property received by the Partnership from all Capital Events, increased by reductions in Reserves that reduced Net Capital Proceeds for prior periods, and reduced by the portion used
(i) to pay Partnership expenses incurred in connection with such Capital Event and repay any debts of the Partnership then due, (ii) to make investments and capital expenditures, and (iii) to fund Reserves.

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         "Net Equity Value" means, with respect to each Partner, the amount determined by multiplying (a) the sum of the New Castle Equity Value as defined in Section 1.1 of the Contribution Agreement plus the UPREIT Special Capital Contribution by (b) such Partner's Percentage Interest, which amount is stated for each Partner on Exhibit A hereto.

         "Net Ordinary Proceeds" means gross cash or property received by the Partnership from all sources other than Capital Contributions or Capital Events, increased by reductions in Reserves that reduced Net Ordinary Proceeds for prior periods, and reduced by the portion used (i) to pay Partnership expenses, including debt service, (ii) to make investments and capital expenditures, and
(ii) to fund Reserves.

         "Nonrecourse Deductions" has the meaning set forth in Regulation ss.1.704-2(b)(1).

         "Partner Nonrecourse Debt" has the meaning set forth in Regulation ss.1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Regulation ss.1.704-2(i)(3).

         "Partner Nonrecourse Deductions" has the meaning set forth in Regulation ss.1.704-2(i)(2).

         "Partners" means the General Partner and the Limited Partners, and any Person subsequently admitted as a partner in accordance with the terms of this Agreement.

         "Partnership" means the limited partnership formed and operated pursuant to the terms of this Agreement.

         "Partnership Minimum Gain" has the meaning set forth in Regulation ss.1.704-2(b)(2) and 1.704-2(d).

         "Percentage Interest" means the percentage determined in accordance with Section 2.03 of this Agreement.

         "Person" means any individual or any partnership, corporation, estate, trust, limited liability company or other legal entity.

         "Preferred Return" means initially an amount equal to a Partner's Unreturned Net Equity Value (computed as a weighted daily average during the period for which the Preferred Return is being determined, with the initial computation determined as if each Partner had a Net Equity Value as of March 1, 2003 equal to such Partner's Net Equity Value as of the date of this Agreement) multiplied by 6.966% per annum, which to the extent not paid shall accrue as the Unpaid Preferred Return. For the periods after the date that is eighteen months and two days from the date of this Agreement the Preferred Return rate for the Class A Partners shall be increased to 150% of the percentage rate specified in the preceding sentence, and shall be increased annually commencing January 1, 2005 by 5% of the Class A Partner Preferred Return percentage rate for the immediately prior calendar year. From and after the date that is five years from the date of this Agreement (the "Termination Date") the Preferred Return rate shall be zero. The Preferred Return which has accrued as an Unpaid Preferred Return by the Termination Date (i.e., which has not yet been distributed by the date that is five years from the date of this Agreement) shall still be distributable after the Termination Date in accordance with Sections 3.01 and 3.02, but shall not accrue any increase beyond the Unpaid Preferred Return as of the Termination Date. In addition, any Profit with respect to the Preferred Return earned prior to the Termination Date that has not yet been allocated pursuant to Sections 4.01(a)(ii) and 4.01(a)(iii) shall be allocated after the Termination Date in accordance with those Sections.

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         "Profits" and "Losses" mean, for each year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with ss.703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to ss.703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss.

         (b) Any expenditures of the Partnership described in ss.705(a)(2)(B) of the Code or treated as ss.705(a)(2)(B) expenditures pursuant to Regulation ss.1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses shall be subtracted from such taxable income or loss.

         (c) If the Book Value of any Partnership property is adjusted pursuant to Section 2.04(d)(ii) of this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of computing Profits or Losses.

         (d) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Book Value.

         (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such year or other period as determined in accordance with this Agreement.

         (f) To the extent adjustment to the adjusted tax basis of any Partnership asset pursuant to ss.734(b) or ss.743(b) of the Code is required, pursuant to Regulations ss.1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

         (g) Items of income, gain, loss or deduction allocated pursuant to
Section 4.02 shall be excluded from Profits and Losses.

                                       5
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         "Property" means the real property to be acquired by the Partnership which is described on Exhibit "B" attached hereto, together with all related personal property and fixtures.

         "Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time.

         "Reserves" means amounts set aside to pay future costs or expenses that are anticipated to exceed cash available to pay such costs or expenses when due, as determined in the sole discretion of the General Partner.

         "Transfer" means to sell, exchange, assign, pledge, encumber, or dispose of in any manner other than by bequest or inheritance on the death of a Partner.

         "Unpaid Preferred Return" means a Partner's Preferred Return to the date for which the Unpaid Preferred Return is being determined, reduced (but not below zero) by all distributions to such Partner pursuant to Sections 3.01(a)(i), 3.01(a)(ii), 3.01(b)(i), 3.01(b)(ii), 3.02(a)(i), 3.02(a)(ii),
3.02(b)(ii), and 3.02(b)(iii).

         "Unreturned Net Equity Value" means a Partner's Net Equity Value reduced (but not below zero) by all distributions to such Partner pursuant to Sections 3.02(a)(iii) and (b)(i).

         "UPREIT" means PREIT Associates, L.P., a Delaware limited partnership.

         "UPREIT Special Capital Contribution" means the Capital Contribution made to the Partnership by UPREIT pursuant to Section 2.02 of this Agreement.

         Section 1.02 Continuation of Partnership; Name. From and after the date hereof, the Partners agree to continue to operate the Partnership as a limited partnership under the terms of this Agreement and the Act. Whenever the terms of this Agreement conflict with the Act, the terms of this Agreement shall control, except with respect to any matters contained in the Act that cannot be modified or waived by a limited partnership agreement. The Partnership shall be operated under the name "New Castle Associates." The General Partner shall file such other certificates and documents as are necessary to qualify the Partnership to conduct business in any jurisdiction in which the Partnership conducts business. A copy of the Certificate shall be provided to any Partner on request.

         Section 1.03 Registered Agent and Office; Principal Office. The registered agent and office of the Partnership required under the Act shall be as designated in the Certificate, and may be changed by the General Partner in accordance with the Act. The principal business office of the Partnership shall be located at The Bellevue, 200 S. Broad Street, 3rd Floor, Philadelphia, Pennsylvania 19102, or such other address as shall be designated by the General Partner with written notice to the Limited Partners.

         Section 1.04 Purpose. The purpose and business of the Partnership is to acquire, hold, operate, manage, lease, improve, renovate, maintain, finance, refinance and sell all and any portions of the Property and any replacement or other property acquired in accordance with the provisions of this Agreement. The Partnership is authorized to engage in any business or activity that may be engaged in by a limited partnership under the Act, and do any and all acts and things necessary, appropriate, incidental to, or convenient for the furtherance and accomplishment of its purposes.

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         Section 1.05 Term. The term of the Partnership as a limited partnership shall commence on the date of filing of the Certificate, and the Partnership shall continue until the Partnership is terminated in accordance with this Agreement.

         Section 1.06 Title to Property. All real and personal property owned by the Partnership shall be owned by the Partnership as an entity and no Partner shall have any ownership interest in such property in the Partner's individual name or right, and each Partner's Interest shall be personal property for all purposes. The Partnership shall hold all of its real and personal property in the name of the Partnership and not in the name of any Partner.

         Section 1.07 Waiver of Partition. No Partner shall either directly or indirectly take any action to require partition or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership property, and notwithstanding any provisions of applicable law to the contrary, each Partner hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to such Partner's Interest, or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.

                                   ARTICLE 2
               CAPITAL CONTRIBUTIONS; INTERESTS; CAPITAL ACCOUNTS

         Section 2.01 Capital Contributions. The Partners have previously made all of their Capital Contributions to the Partnership that were required prior to the date hereof. Except as provided in Section 2.02, no Partner shall be obligated to make any additional Capital Contributions to the Partnership.

         Section 2.02 UPREIT Special Capital Contribution. In connection with its admission to the Partnership as a Class B Limited Partner, UPREIT shall make a Capital Contribution in the amount of $30,840,648 (the "UPREIT Special Capital Contribution").

         Section 2.03 Percentage Interests. Each Partner shall have the Percentage Interest in the Partnership set forth next to such Partner's name on Exhibit "A" attached hereto.

         Section 2.04 Capital Accounts. A Capital Account shall be maintained and adjusted for each Partner in accordance with the following provisions:

                  (a) Additions to Capital Accounts. To each Partner's Capital Account there shall be added the Partner's Capital Contributions and the Partner's distributive share of Profits and any items of income or gain which are allocated separately from Profits under Section 4.02.

                  (b) Subtractions from Capital Accounts. From each Partner's Capital Account there shall be subtracted the amount of money and the Book Value of any Partnership property distributed to the Partner (net of any liabilities to which the property is subject or that are assumed by the Partner in connection with the distribution), and the Partner's distributive share of Losses and any items of expenses or losses which are allocated separately from Losses under Section 4.02.



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                  (c) Transfers. If any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

                  (d) Book Values. For purposes of determining a Partner's Capital Contributions and Capital Account, property held by the Partnership shall be taken into account in accordance with the following provisions:

                  (i) The Book Value of any property contributed by a Partner to the Partnership initially shall be the gross fair market value of the property.

                  (ii) The Book Value of all Partnership property shall be adjusted to equal the respective gross fair market values of the property as of the following times, unless the General Partner determines that such adjustment is not necessary to reflect the economic arrangement among the Partners: (A) the acquisition of an additional Interest by any new or existing Partner in exchange for services or more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an Interest; or (C) the liquidation of the Partnership within the meaning of Regulationss.1.704-1(b)(2)(ii)(g). If any property is distributed to a Partner, the Book Value of such property shall be adjusted to equal the gross fair market value of such property immediately before such distribution. In connection with the admission of UPREIT as a Partner and the contribution by UPREIT of the UPREIT Special Capital Contribution, the Capital Accounts of the Partners shall be adjusted so each Partner's Capital Account is equal to such Partner's Net Equity Value.

                  (iii) The Book Values of Partnership property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to ss.734(b) or ss.743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation ss.1.704-1(b)(2)(iv)(m).

                  (iv) The Book Value of Partnership property shall be adjusted by the Depreciation taken into account with respect to such property.

         (e) Compliance with Regulations. The foregoing provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with ss.704(b) of the Code and the Regulations issued thereunder, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner determines that it is appropriate to modify the manner in which the Capital Accounts are computed in order to comply with such Regulations, the General Partner may make such modification, provided that such modification shall not have a material effect on the amounts distributable to any Partner.

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         Section 2.05 No Interest. No interest shall be paid on any Capital
Contributions or Capital Account balance of any Partner.

         Section 2.06 No Deficit Make-Up. No Partner shall be obligated to the Partnership, or any other Partner solely because of a deficit balance in such Partner's Capital Account.

                                   ARTICLE 3
                                  DISTRIBUTIONS

         Section 3.01 Distributions of Net Ordinary Proceeds. Within thirty (30) days after the last day of February, May, August, and November, Net Ordinary Proceeds shall be distributed to the Partners. Net Ordinary Proceeds shall be distributed among the Partners as follows:

         (a) During the period ending twelve months from the date of this
Agreement:

                  (i) First, among the Class A Limited Partners in proportion to their relative Percentage Interests until all Unpaid Preferred Returns of the Class A Limited Partners have been reduced to zero;

                  (ii) Then, among the Class B Limited Partners and the General Partner in proportion to their relative Percentage Interests.

         (b) At any time after the period ending twelve months from the date of this Agreement:

                  (i) First, among the Class A Limited Partners in proportion to their relative Percentage Interests until all Unpaid Preferred Returns of the Class A Limited Partners have been reduced to zero;

                  (ii) Then, among the Class B Limited Partners in proportion to their relative Percentage Interests until all Unpaid Preferred Returns of the Class B Limited Partners have been reduced to zero;

                  (iii) Then, among the all of the Partners in proportion to their Percentage Interests.

         Section 3.02 Distributions of Net Capital Proceeds. Within thirty (30) days after receipt by the Partnership, Net Capital Proceeds shall be distributed to the Partners as follows:



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         (a) During the period ending twelve months from the date of this
Agreement:

                  (i) First, among the Class A Limited Partners in proportion to their relative Percentage Interests until all Unpaid Preferred Returns of the Class A Limited Partners have been reduced to zero;

                  (ii) Second, among the Class B Limited Partners in proportion to their relative Percentage Interests until all Unpaid Preferred Returns of the Class B Limited Partners have been reduced to zero;

                  (iii) Then, among the Class B Limited Partners and the General Partner in proportion to their relative Percentage Interests.

         (b) At any time after the period ending twelve months from the date of this Agreement:

                  (i) First, among all of the Partners in proportion to their relative Percentage Interests until all Unreturned Net Equity Values have been reduced to zero;

                  (ii) Then, among the Class A Limited Partners in proportion to their relative Percentage Interests until all Unpaid Preferred Returns of the Class A Limited Partners have been reduced to zero;

                  (iii) Then, among the Class B Limited Partners in proportion to their relative Percentage Interests until all Unpaid Preferred Returns of the Class B Limited Partners have been reduced to zero;

                  (iv) Then, among the all of the Partners in proportion to their Percentage Interests.

         Section 3.03 Amounts Withheld. The Partnership is authorized to withhold from distributions or with respect to allocations and pay over to any federal, state, local or foreign government any amounts required to be withheld with respect to any Partner pursuant to any provisions of federal, state, local or foreign law. All amounts so withheld shall be treated as amounts distributed to the Partners pursuant to Section 3.01 or Section 3.02 of this Agreement, depending upon the item that gives rise to the withholding obligation. To the extent any amount withheld with respect to a Partner pursuant to this Section
3.03 for any year exceeds the amount distributable to such Partner for such year, such Partner shall repay such excess to the Partnership within ten (10) days after such Partner receives written notice from the Partnership of the amount of such excess.

         Section 3.04 Property Distributions. The General Partner may authorize the distribution to the Partners of property other than cash. All such distributions shall be included in Net Ordinary Proceeds or Net Capital Proceeds, as the case may be, based upon the fair market value of such property at the time of distribution.



                                       10
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                                   ARTICLE 4
                               PROFITS AND LOSSES

         Section 4.01 General Allocation of Profits and Losses. After taking into account any special allocations pursuant to Section 4.02 and subject to any limitations contained therein, Profits and Losses for any year or portion thereof shall be allocated among the Partners in accordance with this Section 4.01.

         (a) Profits. Profits shall be allocated among the Partners as follows:

                  (i) First, among the Partners who have previously been allocated Losses pursuant to Section 4.01(b)(iv) in the same proportion as such Losses have been allocated, until the cumulative Profits allocated to each Partner pursuant to this Section 4.01(a)(i) equal the cumulative Losses allocated to each Partner pursuant to Section 4.01(b)(iv);

                  (ii) Then, among the Class A Limited Partners in proportion to their relative Percentage Interests until the cumulative Profits allocated to the Class A Limited Partners pursuant to this Section 4.01(a)(ii) exceed the cumulative Losses allocated to the Class A Limited Partners pursuant to Section 4.01(b)(iii) by an amount equal to the cumulative amount of the Preferred Return paid or accrued to the Class A Limited Partners;

                  (iii) Then, among the Class B Limited Partners in proportion to their relative Percentage Interests until the cumulative Profits allocated to the Class B Limited Partners pursuant to this Section 4.01(a)(iii) exceed the cumulative Losses allocated to the Class B Limited Partners pursuant to Section 4.01(b)(ii) by an amount equal to the cumulative amount of the Preferred Return paid or accrued to the Class B Limited Partners;

                  (iv) Then, among all of the Partners in accordance with their Percentage Interests.

Provided, however, that all Profits during the period ending twelve months after the date of this Agreement in excess of the amount allocated to the Class A Limited Partners pursuant to Section 4.01(a)(ii) shall be allocated among the Class B Limited Partners and the General Partner in proportion to their relative Percentage Interests.

         (b) Losses. Losses shall be allocated among the Partners as follows:

                  (i) First, among the Partners who have previously been allocated Profits pursuant to Section 4.01(a)(iv) in the same proportion as such Profits have been allocated, until the cumulative Losses allocated to each Partner pursuant to this Section 4.01(b)(i) equal the cumulative Profits allocated to each Partner pursuant to Section 4.01(a)(iv);

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

                  (ii) Then, among the Class B Limited Partners in proportion to their relative Percentage Interests until the cumulative Losses allocated to the Class B Limited Partners pursuant to this Section 4.01(b)(ii) equal the cumulative Profits allocated to the Class B Limited Partners pursuant to Section 4.01(a)(iii);

                  (iii) Then, among the Class A Limited Partners in proportion to their relative Percentage Interests until the cumulative Losses allocated to the Class A Limited Partners pursuant to this Section 4.01(b)(iii) equal the cumulative Profits allocated to the Class B Limited Partners pursuant to Section 4.01(a)(ii);

                  (iv) Then, among all of the Partners in accordance with their Percentage Interests.

         (c) The Partners intend that the allocations of Profits and Losses in
Section 4.01(a) and Section 4.01(b) result in a Capital Account balance for each Partner on liquidation of the Partnership that is equal to the amount that would be distributed to such Partner if liquidating distributions were made in accordance with Article 3 of this Agreement. In the year of liquidation of the Partnership, if the allocations set forth in Section 4.01(a) and Section 4.01(b) would result in Capital Account balances that are not as described in the preceding sentence, Profits and Losses and, if necessary, items of gross income and deduction shall be specially allocated among the Partners to the extent necessary to cause each Partner's Capital Account balance to be equal to the amount that would be distributed to such Partner if liquidating distributions were made in accordance with Article 3 of this Agreement.

Section 4.02 Special Allocations.

         (a) Limitation on Allocation of Items of Loss or Deduction. No Partnership items of loss or deduction may be allocated to any Partner to the extent such allocation would result in an Adjusted Capital Account deficit balance for such Partner. Any items of loss or deduction that are prohibited to be allocated to a Partner under the preceding sentence shall be reallocated among the other Partners to whom such limitation does not apply in accordance with their relative Percentage Interests. If, at the end of a year, any Partner has an Adjusted Capital Account deficit balance, such Partner shall be allocated items of gross income and gain to the extent necessary to eliminate such deficit balance.

         (b) Nonrecourse Deductions and Partnership Minimum Gain Chargeback. Nonrecourse Deductions shall be allocated among the Partners in accordance with their Percentage Interests. If there is a net decrease in Partnership Minimum Gain for any year, each Partner shall be allocated the next available items of income and gain for such year (and for subsequent years if necessary) equal to such Partner's share of the net decrease in Partnership Minimum Gain as determined in accordance with Regulation ss.1.704-2(g) and the "minimum gain chargeback" requirement of Regulation ss.1.704-2(f).

         (c) Partner Nonrecourse Deductions and Chargeback. Partner Nonrecourse Deductions for any year shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable as determined under Regulation ss.1.704-2(i). If there is a net decrease in Partner Nonrecourse Debt Minimum Gain in any year, each Partner shall be allocated items of income and gain for such year (and for subsequent years if necessary) equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain in accordance with Regulation ss.1.704-2(i)(4).

         (d) Qualified Income Offset. Any Partner who unexpectedly receives, with respect to the Partnership, an adjustment, allocation, or distribution of any item described in subsections (4), (5), or (6) of Regulation ss.1.704-1(b)(2)(ii)(d) shall be allocated items of income and gain in an amount sufficient to eliminate such Partner's Adjusted Capital Account deficit balance arising thereby as quickly as possible, in accordance with the "qualified income offset" rule of Regulation ss.1.704-1(b)(2)(ii)(d)(3).

         (e) Curative Allocations. The special allocations set forth in this
Section 4.02 are intended to comply with the requirements of the Regulations under ss.704(b) of the Code. It is the intent of the Partners that all such special allocations shall be offset with other special allocations. Accordingly, to the extent consistent with the Regulations, to the extent that any such special allocations are made to a Partner, subsequent offsetting special allocations shall be made to such Partner such that the net amount of all items of income, gain, loss and deduction allocated to each Partner is the same that would have been allocated to each Partner if no special allocations had been made to any Partner, taking into account future special allocations that, although not yet made, are likely to offset previous special allocations.

         Section 4.03 Allocation During Year. For purposes of determining Profits, Losses, or any other items allocable to any period ending on a date other than the last day of the Partnership's year, Profits, Losses, and any such other items shall be allocated among such periods using such method permitted by ss.706 of the Code and the Regulations thereunder as shall be chosen by the General Partner.

Section 4.04 Tax Allocations.

         (a) General Allocation. Except as otherwise provided in this Section 4.04, items of income, gain, loss and deduction as determined for federal income tax purposes shall be allocated in the same manner as the related items of Profits, Losses, or specially allocated items. Tax credits shall be allocated in accordance with Regulation ss.1.704-1(b)(4)(ii).

         (b) Contributed Property. In accordance with ss.704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value.

         (c) Revaluations. If the Book Value of any Partnership property is adjusted pursuant to Section 2.04(d)(ii) of this Agreement, income, gain, loss and deduction with respect to such property shall be allocated among the Partners so as to take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the same manner as under ss.704(c) of the Code and the Regulations thereunder.

         (d) No Effect on Capital Accounts. Allocations pursuant to this Section
4.04 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, or other items or distributions pursuant to any provision of this Agreement.

         (e) Allocation Method. The method for making allocations pursuant to
Section 4.04(b) and Section 4.04(c) shall be such method permitted by Regulation ss.1.704-3 as shall be selected by the General Partner.

                                   ARTICLE 5
                            MANAGEMENT OF PARTNERSHIP

         Section 5.01 General Provisions Concerning Management. Subject only to the express limitations contained in the other provisions of this Agreement, the General Partner shall have the exclusive right and responsibility to manage the business of the Partnership and is hereby authorized to take any action of any kind and to do anything and everything the General Partner deems necessary in connection therewith, including authorizing confession of judgment against the Partnership. The General Partner shall have all of the rights and powers of a general partner under the Act. The Limited Partners shall not have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way.

         Section 5.02 Actions Requiring Limited Partner Consent. Notwithstanding any other provision of this Agreement, for a period of five years after the date hereof, the General Partner shall not cause the Partnership to do any of the following without the consent of the Class A Limited Partners who hold more than 50% of the Percentage Interests of the Class A Limited Partners and Class B Limited Partners who hold more than 50% of the Percentage Interests of the Class B Limited Partners:

                  (a) sell, exchange, or otherwise dispose of all or any portion of the Property other than in a transaction in which no gain is recognized by the Partnership as a result of such disposition; or

                  (b) incur or assume any indebtedness secured by the Property that is recourse to any Partner within the meaning of Regulation ss.1.752-2 or prepay any such indebtedness with any Capital Contribution from a Partner.

         Section 5.03 Contracts with Affiliates. The Partners authorize the General Partner to execute, deliver and perform on behalf of the Partnership the Leasing and Management Agreement in the form attached hereto as Exhibit "C." The General Partner, on behalf of the Partnership, may enter into other contracts and agreements for property or services in the ordinary course of business with any Partner or any Affiliate of a Partner, provided such contracts and agreements are on terms and conditions no less favorable to the Partnership than the terms and conditions that could be obtained by the Partnership in the same type of transaction with an independent third party.

         Section 5.04 Partnership Expenses. All expenses of the Partnership shall be billed directly to and be paid by the Partnership. The General Partner shall be reimbursed for all expenses incurred by it for or on behalf of the Partnership.

                                   ARTICLE 6
                  BOOKS AND RECORDS; TAX AND FINANCIAL MATTERS

         Section 6.01 Books and Records. Proper and complete records and books of account of the Partnership shall be maintained at the principal place of business of the Partnership. The Partnership books shall be closed and balanced at the end of each fiscal year. Each Partner or duly authorized representative of a Partner shall have access and the right to inspect such books and records during normal business hours, provided any information obtained thereby may be used solely for purposes reasonably related to the Partner's Interest or the business of the Partnership.

         Section 6.02 Fiscal Year. The fiscal year of the Partnership shall end on the last day of the month of December each year.

         Section 6.03 Reports and Tax Returns. Within one hundred twenty (120) days after the end of each fiscal year (subject to reasonable delays in the event of difficulty in obtaining or compiling financial information), the Partnership shall deliver to each Person who was a Partner at any time during the fiscal year a financial statement of the Partnership, including a balance sheet and statements of income, Partner's equity, and cash flows for such fiscal year, which shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be audited by a firm of independent certified public accountants selected by the General Partner. Within ninety (90) days after the end of each fiscal year (subject to reasonable delays in the event of difficulty in obtaining or compiling of tax information), the Partnership shall transmit to each Person who was a Partner at any time during the fiscal year the Schedule K-1 (IRS Form 1065) for the Partner for such year. The General Partner shall cause to be prepared and filed all tax returns for the Partnership, and all tax elections concerning the Partnership shall be made at the direction of the General Partner. Each Partner agrees that it shall not take on any of its original or amended income tax returns or claims for refund any position with respect to any Partnership item of income, gain, loss, deduction, or credit that is inconsistent with the treatment of such item by the Partnership on the Schedule K-1.

         Section 6.04 Tax Matters Partner. The General Partner shall be the "tax matters partner" under ss.6231(a)(7) of the Code.

         Section 6.05 Banking. All funds of the Partnership shall be deposited in the name of the Partnership in such checking account or accounts as shall be designated by the General Partner. All withdrawals therefrom are to be made upon checks signed by a Person or Persons authorized by the General Partner.

                                   ARTICLE 7
                     TRANSFERS, ADMISSIONS, AND WITHDRAWALS

         Section 7.01 Transfers. Except as provided in this Agreement, no Partner shall Transfer all or any portion of the Partner's Interest without the written consent of the General Partner, which consent may be withheld in the sole discretion of the General Partner. In connection with any permitted Transfer, if required by the General Partner the transferee shall provide the Partnership with a written opinion from legal counsel acceptable to the General Partner that such transfer will not violate any state or federal securities law, and will not cause a termination of the Partnership under Section 708(b)(1)(B) of the Code. The transferee shall pay all costs and expenses incurred by the Partnership in connection with such Transfer. With respect to any Interest held by an entity other than UPREIT, each such entity agrees that it will not permit any of its direct or indirect owners to Transfer all or any part of their direct or indirect ownership interests in such entity except in accordance with this
Section 7.01. Any purported Transfer in violation of this Agreement shall be null and void. The Partners acknowledge that the restrictions on Transfers contained herein are reasonable and necessary to protect the interests of the Partners with respect to the Partnership. If in connection with a permitted Transfer of an Interest the transferor requests that the Partnership make an election under Section 754 of the Code and provides the Partnership with the information required by Regulation ss.1.743-1(k), the General Partner shall cause the Partnership to make the election under Section 754 of the Code provided such election does not result in a negative adjustment to the tax basis of the Partnership's assets with respect to any other Partner. If there is a Transfer of any Interest, the Interest as to the transferee shall be of the same Class as the transferred Interest had in the hands of the transferor, regardless of whether the transferee also holds any Interest of any other Class and regardless of whether the transferee is admitted as a Limited Partner with respect to such Class pursuant to Section 7.02.

         Section 7.02 Admissions. Except as provided in this Agreement, no transferee of an Interest shall be admitted as a Partner of the Partnership without the written consent of the General Partner, and only if the transferee agrees to be legally bound by this Agreement as a Partner and executes and delivers to the Partnership such documents and instruments as are necessary or appropriate in connection with the transferee becoming a Partner. The transferee shall pay all costs and expenses incurred by the Partnership in connection with such admission. Any transferee of an Interest who is not admitted as a Partner shall have the rights of an assignee with respect to distributions and Profits, Losses, and other allocations attributable to the transferred Interest, but shall have no rights as a Partner under this Agreement or the Act. Notwithstanding the foregoing, the Interest of the assignee shall be subject to the restrictions contained in this Agreement applicable to Interests held by a Limited Partner.

         Section 7.03 No Withdrawal. The Limited Partners shall have no right to withdraw from the Partnership prior to the dissolution and winding up of the Partnership. The General Partner agrees that it shall not withdraw from the Partnership prior to the dissolution and winding up of the Partnership.

         Section 7.04 Incapacity of Limited Partner. The Incapacity of a Limited Partner shall not dissolve or terminate the Partnership. In the event of such Incapacity, the executor, administrator, guardian, trustee or other personal representative of the Limited Partner affected by such Incapacity shall be deemed to be the assignee of such Limited Partner's Interest and may, subject to
Section 7.02, become a substituted Limited Partner.

                                   ARTICLE 8
                           TERMINATION AND DISSOLUTION

         Section 8.01 Dissolution Events. The Partnership shall be terminated and dissolved upon the earliest to occur of the following events:

                  (a) Dissolution Date. December 31, 2075.

                  (b) Dissolution Event with Respect to a General Partner. Any event with respect to a General Partner that would result in a dissolution of the Partnership pursuant to the Act, provided, however, that the Partnership shall not be dissolved if (a) there is at least one remaining General Partner and the business of the Partnership is carried on by the remaining General Partner(s) either alone or together with a new General Partner, or, (b) within one hundred eighty (180) days of such event the holders of a majority of the Percentage Interests of the Limited Partners elect a new General Partner to continue the business of the Partnership; or

                  (c) Election of the Partners. The election of the General Partner, with the consent of the holders of a majority of the Percentage Interests of the Limited Partners, to dissolve the Partnership.

Section 8.02 Liquidation.

                  (a) Winding Up. Upon the dissolution of the Partnership, the Partnership's business shall be liquidated in an orderly manner. The General Partner or, if there is no General Partner at the time of liquidation, a Person selected by the holders of a majority of the Percentage Interests of the Limited Partners (the "Liquidator"), shall determine which Partnership property shall be distributed in-kind and which Partnership property shall be liquidated. The liquidation of Partnership property shall be carried out as promptly as is consistent with obtaining the fair value thereof.

                  (b) Payments and Distributions. Partnership property or the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order of priority, with no distribution being made in any category set forth below until each preceding category has been satisfied in full:

                (i) To the payment and discharge of all of the Partnership's debts and liabilities, including any debts and liabilities owed to any Partner, and to the expenses of liquidation;

                (ii) To the establishment of Reserves (which Reserves, to the extent determined by the General Partner or the Liquidator to be no longer needed by the Partnership, shall be distributed in accordance with the order of priority set forth in Section (c) hereof);

                (iii) To and among the Partners in accordance with their
                      positive Capital Account balances after adjusting such Capital Account balances for allocations of Profits and Losses and items of income, gain, loss and deduction for the year of liquidation.

                                   ARTICLE 9
                         EXCULPATION AND INDEMNIFICATION

         Section 9.01 Exculpation. No Indemnified Party shall be liable, responsible or accountable in damages or otherwise to the Partnership or the Limited Partners for any act or omission of the Indemnified Party on behalf of the Partnership, provided that the act or omission is not determined by a court to be due to such Indemnified Party's willful misconduct or recklessness or material breach of this Agreement.

         Section 9.02 Indemnification. The Partnership shall indemnify and hold harmless each Indemnified Party against any loss or damage (including attorneys' and other professional fees) incurred by the Indemnified Party on behalf of the Partnership or in furtherance of the Partnership's interests, without relieving the Indemnified Party of liability for willful misconduct or recklessness or material breach of this Agreement. The satisfaction of any indemnification shall be from and limited to Partnership's assets and no Partner shall have any liability on account thereof. The right to indemnification shall include the right to be paid or reimbursed by the Partnership the reasonable expenses incurred by the Indemnified Party in advance of the final disposition of any proceeding; provided, however, that the advance payment of such expenses shall be made only upon delivery to the Partnership of a written affirmation by such Indemnified Party of such Indemnified Party's good faith belief that the Indemnified Party has met the standard of conduct necessary for indemnification under this Agreement and a written undertaking, by or on behalf of such Indemnified Party, to repay all amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified under this Agreement or otherwise.

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

         Section 10.01 General. As of the date hereof, each of the Partners makes each of the representations and warranties applicable to such Partner as set forth in this Section 10.01, and such representations and warranties shall survive the execution of this Agreement.

                  (a) Due Incorporation or Formation; Authorization of Agreement. If such Partner is a corporation, partnership, trust, limited liability company, or other legal entity, it is duly organized or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the power and authority to own property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Partner is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder, and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate or partnership or company action. This Agreement constitutes the legal, valid, and binding obligation of each Partner.

                  (b) No Conflict or Default. The execution, delivery, and performance of this Agreement and the consummation by such Partner of the transactions contemplated hereby (i) will not conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, or any arbitrator, applicable to such Partner, and (ii) will not conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, partnership agreement, operating agreement, or other organizational documents of such Partner, or of any material agreement or instrument to which such Partner is a party or by which such Partner is or may be bound or to which any of its material properties or assets are or may be subject.

                  (c) Governmental Authorizations. Any registration, declaration or filing with or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority that is required in connection with the valid execution, delivery, acceptance, and performance by such Partner under this Agreement or the consummation by such Partner of any transaction contemplated hereby has been completed, made, or obtained on or before the effective date of this Agreement.

                  (d) Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Partner, threatened against or affecting such Partner or any of such Partner's properties, assets, or businesses in any court or before or by any governmental department, board, agency, instrumentality, or arbitrator which, if adversely determined, could (or in the case of an investigation could lead to any action, suit, or proceeding which, if adversely determined, could) reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement.

         Section 10.02 Investment Representations. Each Limited Partner represents and warrants that it has acquired its Interest for its own account as part of a transaction exempt from registration under the Securities Act of 1933, as amended, and applicable state law for investment purposes and not with a view to the resale or distribution thereof, and that it has had access to any and all information necessary to arrive at its decision to acquire its Interest. In addition to the restrictions on transfer of Interests otherwise set forth in this Agreement, no Interest may be sold, transferred, assigned or otherwise disposed of by any Partner in the absence of registration under the Securities Act of 1933, as amended, and applicable state law, or an opinion of counsel experienced in securities matters and satisfactory to the General Partner that such assignment or other disposition will not be in violation of said Act or state laws. No Limited Partner shall have any right to require registration of its Interest under said Securities Act or applicable state law and, in view of the nature of the Partnership and its business, such registration is neither contemplated nor likely. Each Limited Partner further acknowledges that it understands that the effect of the foregoing representation and warranty and restriction on assignment or other disposition is generally to require that such Interest be held indefinitely unless it is registered or an exemption from registration is available.

                                   ARTICLE 11
                                  MISCELLANEOUS

         Section 11.01 Notices. All notices, approvals, consents, requests, instructions, and other communications (collectively "Communications") required to be given in writing pursuant to this Agreement shall be validly given, made or served only when delivered personally or by registered or certified mail, return receipt requested, postage prepaid, or by a reputable overnight or same day courier, addressed to the Partnership or the Partner at the address that is on record at the principal office of the Partnership, or by facsimile to the number that is on record at the principal office of the Partnership. Any such Communication shall be treated as given under this Agreement when the Communication is delivered to such address or received at such facsimile number. The designation of the Person to receive such Communication on behalf of a Partner or the address of any such Person for the purposes of such Communication may be changed from time to time by written notice given to the Partnership pursuant to this Section.

         Section 11.02 Parties Bound; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and shall be binding upon all of the parties and their respective heirs, successors and assigns. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement or any remedy for breach of this Agreement to or upon any Person other than the parties hereto.

         Section 11.03 Applicable Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

         Section 11.04 Amendment. No change or modification to this Agreement shall be valid unless the same is in writing and signed by the General Partner and the Class A Limited Partners who hold more than 50% of the Percentage Interests of the Class A Limited Partners and Class B Limited Partners who hold more than 50% of the Percentage Interests of the Class B Limited Partners. Notwithstanding the foregoing, no amendment to this Agreement shall cause a Limited Partner to be treated as a general partner under the Act, without the consent of the affected Limited Partner.

         Section 11.05 Entire Agreement. This Agreement contains the entire understanding among the parties and supersedes any prior understandings and agreements between them respecting the subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

         Section 11.06 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

         Section 11.07 Counterparts. This Agreement may be executed in one or more counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         Section 11.08 Construction. When from the context it appears appropriate, each term stated either in the singular or the plural shall include the singular and the plural and pronouns stated either in the masculine, the feminine or the neuter shall include the masculine, the feminine and the neuter.

         Section 11.09 Headings and Captions. The headings and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

         Section 11.10 No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder or to exercise any right or remedy hereunder, regardless of how long such failure shall continue, shall not be a waiver of such Partner's right to demand strict compliance therewith in the future unless such waiver is in writing and signed by the Partner giving the same.

         Section 11.11 Other Business and Investment Ventures. Except as otherwise provided in this Agreement or any other agreement to which a Partner is a party, each Partner may engage in other business or investment ventures, including business or investment ventures in competition with the Partnership, and neither the Partnership nor the other Partners shall have any rights in such business or investment ventures.

         Section 11.12 Additional Instruments. Each Partner agrees to execute and deliver such additional agreements, certificates, and other documents as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

         Section 11.13 Power of Attorney. Each Limited Partner, by the execution of this Agreement, irrevocably constitutes and appoints the General Partner as its true and lawful attorney-in- fact, with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement. The appointment by each Limited Partner of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the powers of the General Partner to act as contemplated by this Agreement, and any filing or any other action on behalf of the Partnership shall survive the Bankruptcy or death of a Limited Partner.

         Section 11.14 Call and Put Option. The Partners acknowledge that the Interests of the Class A Limited Partners are subject to a Call and Put Option Agreement between UPREIT and the Class A Limited Partners dated as of the date of this Agreement (the "Option Agreement"). The restrictions on Transfers contained in Article 7 of this Agreement shall not apply to any Transfer of an Interest pursuant to the Option Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                  GENERAL PARTNER:

                  PR New Castle LLC,
                  a Pennsylvania limited liability company

                  By:   PREIT ASSOCIATES, L.P.,
                        a Delaware limited partnership

                           By: Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust, its general partner


                                  By:  /s/ Bruce Goldman
                                       -----------------------------------
                                       Name:    Bruce Goldman
                                       Title:   Senior Vice President and
                                                General Counsel

                  CLASS A LIMITED PARTNERS:

                  PAN AMERICAN ASSOCIATES,
                  a Pennsylvania limited partnership

                  By:   Pan American Office Investments, L.P.,
                        a Pennsylvania limited partnership,
                        its general partner

                           By: Pan American Office Investments-GP, Inc., a Pennsylvania corporation, its general partner


                                 By:   /s/ George F. Rubin
                                       ------------------------------------
                                       Name:    George F. Rubin
                                       Title:   President

                  IVYRIDGE INVESTMENT CORP.,
                  a Delaware corporation


                  By:   /s/ Arthur H. Kaplan
                        --------------------------------------------
                        Name:   Arthur H. Kaplan
                        Title:  President

                         CLASS B LIMITED PARTNERS

                         PREIT ASSOCIATES, L.P.,
                         a Delaware limited partnership

                         By: Pennsylvania Real Estate Investment Trust,
                             a Pennsylvania business trust,
                             its general partner


                             By: /s/ Bruce Goldman
                               ---------------------------
                               Name:   Bruce Goldman
                               Title:  Senior Vice President and
                                       General Counsel

                              New Castle Associates
              Amended and Restated Agreement of Limited Partnership
                                   Exhibit "A"

              PARTNERS' PERCENTAGE INTERESTS AND NET EQUITY VALUES
              ----------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                Partner                           Percentage Interest                     Net Equity Value
--------------------------------------------------------------------------------------------------------------------
General Partner:

PR New Castle LLC,                                       0.1%                                  $65,828
a Pennsylvania limited liability
company
--------------------------------------------------------------------------------------------------------------------
                                                Class A Limited Partners
--------------------------------------------------------------------------------------------------------------------
Pan American Associates,                                23.253%                              $15,307,115
a Pennsylvania limited partnership
--------------------------------------------------------------------------------------------------------------------
Ivyridge Investment Corp.,                              3.853%                               $ 2,536,374
a Delaware corporation
--------------------------------------------------------------------------------------------------------------------
                                                Class B Limited Partners
--------------------------------------------------------------------------------------------------------------------
PREIT Associates, L.P.,                                 72.794%                              $47,919,242
a Delaware limited partnership
--------------------------------------------------------------------------------------------------------------------


                              New Castle Associates
              Amended and Restated Agreement of Limited Partnership
                                   Exhibit "B"


                             DESCRIPTION OF PROPERTY
                             -----------------------


The Cherry Hill Mall in Cherry Hill, New Jersey. The legal description of the underlying land is as follows:

CHERRY HILL MALL


ALL THAT CERTAIN tract of parcel of land situated in the Township of Cherry Hill, County of Camden and the State of New Jersey, being more particularly described as follows:

BEGINNING at a point of tangency in the southeasterly line of Stoy Landing Road (a.k.a. Haddonfield Road, variable width), said point of tangency being at the northeasterly end of a curve (140 feet radius) connecting said southeasterly line with the northeasterly line of N.J. State Highway Route No. 38 (variable width) as illustrated on a plan entitled "Survey of Property, Block 285A, Lots 2, 2C, 4 and 4A" prepared by Taylor, Wiseman and Taylor (Drawing No. 342-18049, Sheet 1 of 7), dated September 18, 1990; and extends thence, along said southeasterly line

(1) North 19 degrees 20 minutes 20 seconds East, 211.09 feet to an angle point; thence still along same

(2) North 19 degrees 42 minutes 47 seconds East, 188.02 feet to an angle point; thence, still along same

(3) North 20 degrees 59 minutes 30 seconds East, 21.08 feet to a point in the line of Lot 3, Block 285A, being lands now or formerly of Strawbridge and
      Clothier: thence along said Lot 3 the following thirteen courses

(4)   South 87 degrees 21 minutes 40 seconds East, 317.86 feet to a point;
      thence

(5)   South 02 degrees 38 minutes 20 seconds West, 288.00 feet to a point;
      thence

(6)   South 87 degrees 21 minutes 40 seconds East, 218.00 feet to a point;
      thence

(7)   South 02 degrees 38 minutes 20 seconds West, 120.00 feet to a point;
      thence

(8)   South 87 degrees 21 minutes 40 seconds East, 158.00 feet to a point;
      thence

(9)   North 02 degrees 38 minutes 20 seconds East 120.00 feet to a point; thence

(10)  South 87 degrees 21 minutes 40 seconds East, 130.17 feet to a point;
      thence

(11)  North 02 degrees 38 minutes 20 seconds East, 272.17 feet to a point;
      thence

(12)  North 87 degrees 21 minutes 40 seconds West, 130.17 feet to a point;
      thence

(13)  North 02 degrees 38 minutes 20 seconds East, 51.83 feet to a point; thence

(14)  North 87 degrees 21 minutes 40 seconds West, 158.00 feet to a point;
      thence

(15)  South 02 degrees 38 minutes 20 seconds West, 16.00 feet to a point; thence

(16) North 87 degrees 21 minutes 40 seconds West, 529.22 feet to a point in the aforementioned southeasterly line of Stoy Landing Road; thence, along said southeasterly line the following five courses

(17) North 20 degrees 59 minutes 30 seconds East, 170.11 feet to an angle point; thence

(18) North 18 degrees 56 minutes 40 seconds East, 153.16 feet to an angle point; thence

(19) North 17 degrees 27 minutes 30 seconds East, 207.32 feet to an angle point; thence

(20) North 16 degrees 28 minutes 49 seconds East, 14.57 feet to an angle point; thence

(21) North 19 degrees 20 minutes 21 seconds East, 539.67 feet to a point in the line of Lot 2B, Block 285A, being lands now or formerly of J.C. Penny Company, Inc.; thence, along said Lot 2B the following seven courses

(22)  South 70 degrees 39 minutes 40 seconds East, 195.80 feet to a point;
      thence

(23)  South 87 degrees 21 minutes 40 seconds East, 269.12 feet to a point;
      thence

(24)  South 02 degrees 38 minutes 20 seconds West, 85.00 feet to a point; thence

(25)  South 87 degrees 21 minutes 40 seconds East, 543.50 feet to a point;
      thence

(26)  North 02 degrees 38 minutes 20 seconds East 591.82 feet to a point; thence

(27)  North 56 degrees 36 minutes 55 seconds West 312.74 feet to a point; thence

(28) North 33 degrees 23 minutes 05 seconds East, 65.00 feet to a point in the southwesterly line of Church Road (as measured 37.00 feet perpendicularly from the original centerline); thence along said southwesterly line

(29) South 56 degrees 36 minutes 55 seconds East, 1,135.23 feet to a point in the line of Lot 5, Block 285A, being lands now or formerly of Bambergers; thence, along said Lot 5 the following eleven courses

(30)  South 02 degrees 38 minutes 20 seconds West, 1,229.92 feet to a point;
      thence

(31)  North 87 degrees 21 minutes 40 seconds West, 122.83 feet to a point;
      thence

(32)  North 02 degrees 38 minutes 20 seconds East, 307.30 feet to a point;
      thence

(33)  North 87 degrees 21 minutes 40 seconds West, 289.33 feet to a point;
      thence

(34)  South 02 degrees 38 minutes 20 seconds West, 161.95 feet to a point;
      thence

(35)  North 87 degrees 21 minutes 40 seconds West, 0.29 feet to a point; thence

(36)  South 02 degrees 38 minutes 20 seconds West, 302.50 feet to a point;
      thence

(37)  South 87 degrees 21 minutes 40 seconds East, 0.29 feet to a point; thence

(38)  South 02 degrees 38 minutes 20 seconds West, 49.88 feet to a point; thence

(39)  South 87 degrees 21 minutes 40 seconds East 412.16 feet to a point; thence

(40) South 02 degrees 38 minutes 20 seconds West, 146.90 feet to a point in the southeasterly line of Cherry Hill Mall Drive (50 feet wide); thence; along said southeasterly lien

(41) South 38 degrees 38 minutes 20 seconds West, 240.06 feet to a point in the aforementioned northerly line of Route 38; thence, along said Route 38 the following fourteen courses

(42)  North 51 degrees 21 minutes 40 seconds West, 26.80 feet to a point; thence

(43) South 45 degrees 10 minutes 09 seconds West, 105.78 feet to an angle point; thence

(44) South 38 degrees 38 minutes 20 seconds West, 57.82 feet to a point of curvature; thence, along said curve to the left, having a radius of 1,048.00 feet

(45) Southwestwardly, an arc distance of 104.44 feet to a point of compound curvature; thence, along said curve to the left having a radius of 25.00 feet

(46) Southwestwardly, an arc distance of 2.43 feet to a point of non-tangency; thence

(47)  South 05 degrees 53 minutes 31 seconds East 9.91 feet to a point; thence

(48)  North 87 degrees 21 minutes 40 seconds West, 1,011.44 feet to a point;
      thence

(49)  North 27 degrees 22 minutes 07 seconds West, 30.31 feet to a point; thence

(50)  North 87 degrees 21 minutes 40 seconds West 20.87 feet to a point; thence

(51)  South 02 degrees 38 minutes 20 seconds West, 26.25 feet to a point; thence

(52) North 87 degrees 21 minutes 40 seconds West, 336.33 feet to a point of curvature; thence along said curve to the right having a radius of 240.00 feet

(53) Northwestwardly, an arc distance of 171.74 feet to a point of tangency; thence

(54) North 46 degrees 21 minutes 40 seconds West, 356.25 feet to a point of curvature; thence, along said curve to the right having a radius of 140.00 feet

(55) Northwardly an arc distance of 160.54 feet to a point and the place of Beginning.

Excepting thereout and therefrom the following described tract or parcel of land known as Lot 6, Block 285A, being lands now or formerly of Cherry Hill One Center, Inc.

BEGINNING at the northeasterly corner of said Lot 6, said corner being the following three courses from a point in the southwesterly lien of Church Road and the beginning point of Course 30 mentioned herein

(a)   South 02 degrees 38 minutes 20 seconds West 369.23 feet to a point; thence

(b)   North 87 degrees 21 minutes 40 seconds West, 684.84 feet to a point;
      thence

(c) South 02 degrees 38 minutes 20 seconds West, 184.98 feet to the northeasterly corner of Lot 6 and from said beginning point extends; thence

(1)   South 02 degrees 38 minutes 20 seconds West 162.50 feet to a point; thence

(2)   North 87 degrees 21 minutes 40 seconds West, 209.50 feet to a point;
      thence

(3)   North 02 degrees 38 minutes 20 seconds East 162.50 feet to a point; thence

(4) South 87 degrees 21 minutes 40 seconds East 209.50 feet to a point and the place of beginning.


Being shown and designated as Lots 2, 2C,4 & 4A Block 285A plate 30 on the Current Tax Map of the Township of Cherry Hill.

Said above described tract of land subject to the various easements, setbacks, restrictions and right of others shown on the above referenced plan.

                              New Castle Associates
              Amended and Restated Agreement of Limited Partnership
                                   Exhibit "C"


                        LEASING AND MANAGEMENT AGREEMENT
                        --------------------------------


                  REAL ESTATE MANAGEMENT AND LEASING AGREEMENT



         REAL ESTATE MANAGEMENT AND LEASING AGREEMENT made as of the _______ day of ____________, 2003, between PREIT-RUBIN, INC., a Pennsylvania Corporation having an address at The Bellevue, Suite 300, 200 South Broad Street, Philadelphia, Pennsylvania 19102 (hereinafter referred to as the "Agent"), and ______________________________, a _______________________, having an address at
__________________________________________________________ (hereinafter referred to as the ("Owner").


                              W I T N E S S E T H :

         In consideration of the covenants herein contained, the parties hereto, intending to be legally bound, covenant and agree as follows:


                                    ARTICLE I
                     APPOINTMENT AND AUTHORITY OF THE AGENT

1.1 The Owner hereby appoints the Agent as the exclusive managing and leasing agent for the above described property (the "Premises"), and hereby authorizes the Agent to exercise such powers with respect to the Premises as may be necessary for the performance of the Agent's obligations under Article II, and the Agent accepts such appointment on the terms and conditions hereinafter set forth for a term as provided in Article VII. Agent shall have no right or authority, expressed or implied, to commit or otherwise obligate Owner in any manner whatsoever except to the extent specifically provided in this Agreement. Not later than forty-five (45) days prior to the effective date of this Agreement, Owner shall deliver to Agent such information, documents and certificates regarding the Premises as Agent shall reasonably request, including, but not limited to the following:

                  (a)      A current and complete rent roll.

                  (b) The current operating budget and capital budget for the past and current calendar year.

                  (c) Income cash flow report and variances from budget for prior and current calendar year.

                  (d) A current list of all employees, titles, salaries/wages employed on site at the Premises.

                  (e) A current list of brokers actively engaged in leasing the Premises.

                  (f)      Copies of all existing lease documents.

                  (g)      All leases currently in dispute or litigation.

                  (h) All files on any litigation and/or disputes regarding any and all matters, including, but not limited to: parts, equipment, furnishings, real property, easements, taxes, third party contracts, employer-employee relations, and the like.

                  (i)      Legal descriptions of the Premises. .

                  (j) Mortgagees' names and addresses; lien holders, and the like.

                  (k)      Site plans and specs.

                  (l) An inventory of Owner's personal property on Premises, all tools, equipment and supplies.

                  (m)      List of vendors.

                  (n) All pertinent books and records relating to the management, operation and leasing of the Premises.

                  (o)      Third party contracts in force.

                  (p) List of security deposits held, on a tenant by tenant basis.

         Not later than the effective date of this agreement, Owner shall wire transfer to the Bank Account (hereafter defined) sufficient working capital to enable Agent to operate and maintain the Premises during the first thirty (30) days. Within thirty (30) days after the effective date of this Agreement, Owner shall deliver to Agent original executed copies of all existing leases and operating agreements in effect with respect to the Premises. If requested by Agent, Owner shall arrange for the present property manager to meet with Agent's employees at the Premises or Agent's home office to review all of the above and to assist Agent in connection with the transition of the management of the Premises.

                                   ARTICLE II
                             THE AGENT'S AGREEMENTS

2.1 The Agent, on behalf of the Owner, shall implement or cause to be implemented the decisions of the Owner relating to the Premises and within the scope of Agent's obligations as specified in this Agreement and shall conduct the ordinary and usual business affairs of the Owner with respect to the Premises solely as provided in this Agreement. The Agent agrees to use reasonable efforts to:

                  (a) contract, for periods limited to the Owner's possession of the Premises, but not in excess of one year, (without Owners prior consent), in the name and at the expense of the Owner, for gas, electricity, water, and such other services as are being currently furnished to the Premises. Service contracts shall be written to include a thirty (30) day notice of cancellation by the Owner wherever possible.

                  (b) at the expense of the Owner, select, employ, pay, supervise, direct and discharge an on-site manager, accountant and staff as well as all other employees necessary for the operation and maintenance of the Premises, in number and at initial wages not in excess of those shown on Exhibit A attached hereto or those required under any union contract then in effect, plus Agent's standard fringe benefit package, including bonus, to carry Workers' Compensation Insurance (and, when required by law, compulsory Non-Occupational Disability Insurance) covering such employees, and to use reasonable care in the selection and supervision of such employees. The Agent shall be responsible for complying with all laws and regulations and collective bargaining agreements affecting such employment, and Agent shall negotiate with labor unions lawfully entitled to represent employees at the premises. The Agent will be and will continue throughout the term of this Agreement to be an Equal Opportunity Employer. All persons employed in connection with the operation and maintenance of the Premises shall be employees of the Agent, Agent's affiliates or Agent's contractors, and not of Owner. The Agent shall be reimbursed by the Owner in amounts not exceeding those which are in accordance with the approved budget for all expenses properly incurred by it for compensation of all employees necessary for the operation and maintenance of the Premises, including, without limitation, direct payroll, fringe benefits, including bonus, employer's payroll taxes such as the employer's contribution to FICA, unemployment compensation, employer's contribution to any pension plan which is identified by the Agent to the Owner (including, without limitation, any withdrawal liability imposed on the Agent as a result of this Agreement pursuant to the Multi-Employer Pension Plan Amendments Act of
                           1980), the cost of employee benefits required by law, workers compensation premiums, and any sums required to be paid to such employees under collective bargaining agreements made pursuant to the National Labor Relations Act.

                  (c) make all ordinary repairs and replacements (except those excluded by this Agreement), do all decorating and landscaping, and purchase all supplies necessary for the proper operation of the Premises and the fulfillment of the Owner's obligations under the leases affecting the Premises and compliance with all governmental and insurance requirements; provided that the Agent shall not make any purchase or do any work, the cost of which shall exceed the amount set forth in Exhibit B without obtaining, in each instance, the prior consent of the Owner, except (i) in circumstances which the Agent shall deem to constitute an emergency requiring immediate action for the protection of the Premises or of tenants or other persons or to avoid the suspension of necessary services or (ii) where the expense is authorized by the approved budget. The Agent shall notify the Owner of the necessity for, the nature of, and the cost of any such emergency repairs or compliance. If Owner shall require, Agent shall submit, for Owner's prior written approval, a list of contractors and subcontractors performing tenant work, repairs, alterations or services at the Premises, under Agent's direction.

         It is understood that if the Agent is requested by Owner to undertake the making or supervision of extensive repairs (such as re-roofing the Premises or a major portion thereof), alterations, renovations or reconstruction of the Premises or any part thereof that Owner shall pay Agent therefor pursuant to ss.
4.3 hereof and that such work is otherwise not required to be contracted for by Agent. The Owner shall receive the benefit of all discounts and rebates obtained by the Agent in its operation of the Premises.

         If the Agent desires to contract for repair, construction, or any other service described in this subsection (c) with a party with respect to which any partner or shareholder of the Agent holds a beneficial interest, such interest shall be disclosed to and approved by the Owner before such services are procured. The cost of any such services shall likewise be at competitive rates notwithstanding that tenants of the Premises may be required to pay such costs. The Agent shall not employ any corporation or other entity in which the Agent (or any subsidiary, affiliate, or related corporation) shall have a financial interest for the purpose of making repairs and alterations or performing other services to the Premises, unless such work is done at a tenant's request and at tenant's sole expense (such work being hereinafter referred to as "Tenant Work"). The Agent, or general contractor working under the supervision of the Agent, is authorized to make and install such Tenant Work, and Agent may collect from such tenant or such general contractor, for its sole account, its charge for supervisory overhead on all such Tenant Work. The Agent shall hold the Owner harmless from any and all claims which may be advanced by any such tenant in connection with Tenant Work performed by the Agent or under the Agent's supervision. The Agent, however, shall not require any tenant to use the Agent, its subsidiaries, affiliates or related corporations or its general contractor to perform such Tenant Work.

                  (d) handle promptly complaints and requests from tenants, notify the Owner promptly (together with copies of supporting documentation) of any notice of violation of any governmental requirements, any material defect in the Premises and any fire or other damage to the Premises.

                  (e) notify the Owner's general liability insurance carrier and the Owner promptly of any bodily or personal injury or property damage occurring to or claimed by any tenant or third party on or with respect to the Premises and to forward promptly to the carrier any summons, subpoena, or other like legal document served upon the Agent relating to actual or alleged potential liability of the Owner, the Agent or the Premises.

                  (f) request from tenants any certificates of insurance and renewals thereof required to be furnished by the terms of leases, copies of which will be provided to the Owner upon request.

                  (g) receive and collect rent and all other monies payable to the Owner by all tenants and licensees in the Premises and to deposit the same promptly in the bank (the "Bank") named in Exhibit B in a bank account (the "Bank Account") in the name of Agent, as Agent for the Owner, which Bank Account shall be used exclusively for such funds. In the event state law requires tenant security deposits be held in a separate account, such account shall be established by the Agent as approved by the Owner.

         The Owner or the Owner's designated representative will be a signatory on the Bank Account, but need not co-sign each check.

                  (h) collect such rent and other charges from tenants in a timely manner and to pursue Owner's legal remedies for non-payment of same, including the termination of leases for tenants in default by the institution of legal action. Agent shall refer all such matters requiring legal services to Agent's approved attorneys listed on Exhibit B hereto or, at Agent's option, have such legal work performed by Agent's in-house attorneys or paralegals. The fees for all such legal services shall be paid for by Owner, including (i) negotiation of leases, including department store leases and reciprocal easement agreements; (ii) preparation and negotiations of construction contracts for renovations of the Premises; (iii) suits to enforce leases; (iv) bankruptcy claims involving tenants; (v) negotiations with labor unions; (vi) environmental matters and
                           (vii) any other legal action approved by Owner. With respect to lease preparation and negotiation performed by Agent's in-house attorneys or paralegals, Owner shall reimburse Agent for the salary, fringe benefits, allocable share of rent and other office overhead, in an amount equal to Fifteen Hundred ($1,500.00) Dollars for each lease so prepared and negotiated, or such reasonable higher charge as is justified because of the complexity of the lease in question. For lease assignments, lease amendments and lease surrenders, the reimbursement shall be Five Hundred ($500.00) Dollars; and for all other legal work performed by Agent's in-house attorneys or paralegals, the amount of the reimbursement shall be Two Hundred ($200.00) Dollars per hour for Agent's in-house attorneys and Seventy-Five ($75.00) Dollars per hour for all work performed by Agent's in-house paralegals. Such attorneys and paralegals shall keep time records substantiating the hours charged and on request such records may be inspected by Owner. Agent may deduct the amount to be reimbursed from the Bank Account. With respect to any litigation involving sums due from tenants, Agent is authorized to compromise such litigation without Owner's consent so long as such compromise does not involve a forgiveness of sums due by such tenant in excess of Fifteen Thousand ($15,000.00) Dollars.

                  (i) bond the Agent and all of the Agent's employees who may handle or be responsible for monies or property of the Owner with a "fidelity" bond, in the amount of Two Hundred Thousand ($200,000.00) Dollars.

                  (j) notify the Owner immediately of any fire, accident or other casualty, condemnation proceedings, rezoning or other governmental order, or lawsuit or threat thereof involving the Premises; and violations relative to the leasing, use, repair and maintenance of the Premises under governmental laws, rules, regulations, ordinances or like provisions. The Agent will not bear responsibility for non-compliance unless such non-compliance is due to the negligence of the Agent or its employees.

                  (k) check tax assessments and promptly furnish Owner with copies of all assessment notices and receipted tax bills and, if requested by Owner, Agent agrees to retain an expert to bring an appeal at Owner's expense before any taxing authority relative to the Premises.

                  (l) subject to Owner's making funds available to do so, cause the Premises to comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and local governments, courts, departments, commissions, boards and offices, any national or local Board of Fire Underwriters or Insurance Services offices having jurisdiction, or any other body exercising functions similar to those of any of the foregoing which may be applicable to the Premises or any part thereof or to the leasing, use, repair, operation or management thereof. Such compliance shall be undertaken in the name of Owner, and be at Owner's expense. Agent shall give prompt written notice to Owner of any violation or notice of alleged violation of such laws and Agent shall not bear responsibility for failure of the Premises or the operation thereof to comply with such laws unless Agent has committed gross negligence or a willful act or omission in the performance of its obligations under this Agreement.

2.2 The Agent agrees that on or before the twentieth (20th) day of each month to render to Owner monthly cash basis reports itemized in reasonable detail relating to the management and operation of the Premises for the preceding calendar month. The names and address of the persons who shall receive said reports are set forth in Exhibit B. Subject to the terms and provisions of this Agreement, the Agent is authorized to pay all bills for the operation of the Premises from the rentals and other income of the Premises, including the Agent's fee and reimbursable items set forth in this Agreement, and the Agent shall remit to the Owner the net receipts after such payments with such monthly report. Prior to Owner's default or the termination of this Agreement the Owner shall, at any time, have the right to require the transfer to the Owner of any funds in the Bank Account considered by the Owner and Agent to be in excess of an amount reasonably required by the Agent for disbursement purposes in connection with the Premises. In the event Agent determines that there is not sufficient funds in the Bank Account to pay when due all expenses of the Premises and reimbursements due Agent, Owner shall, within five (5) days of request, deposit into such account additional funds in the amount requested by Agent. The Agent agrees to keep full and detailed records with respect to the management and operation of the Premises and to retain those records for periods specified by the Owner, not to exceed three (3) years after the year in question. The Owner shall have the right to inspect such records and audit the reports required by this Section during business hours for the life of this Agreement, and at times mutually agreeable to Owner and Agent.

2.3 The Agent shall exercise reasonable diligence to exert such control over accounting and financial transactions as is reasonably required to protect the Owner's assets from loss or diminution due to error, negligence or willful misconduct or wanton acts on the part of the Agent, its employees, agents or contractors. Losses caused by failure to exercise reasonable diligence shall be borne by Agent.

2.4 The Agent shall prepare and submit to the Owner a proposed operating and capital budget for the promotion, operation, repair and maintenance of the Premises for each calendar year. Preliminary and final budgets will be due ninety (90) and sixty (60) days, respectively, prior to the end of each calendar year. Such budgets shall be prepared on a cash basis showing a month by month projection of income and expense and capital expenditures and shall be accompanied by proposed leasing guidelines for the next ensuing calendar year which shall contain a brief narrative description of the anticipated market, a projection of cash flow for such year, listing expiring leases for the next following year as well as project ranges of rental rates and terms for new or renewal leases, estimates of concessions to tenants and of cost estimates of alterations for space to be leased. The annual budget shall be deemed approved unless Agent receives written notification of disapproval within thirty (30) days after the date such budget was tendered to Owner for approval; Owner shall have the right to disapprove line items in such budget or the entire budget. In the event of a line item disapproval, all portions of the budget not disapproved shall automatically be deemed approved. In the event of such disapproval of the budget or any specific line items thereof, the parties will promptly meet and resolve such differences and Agent will promptly thereafter resubmit a revised budget to Owner who shall have an additional ten (10) days to approve or disapprove the same and such procedure shall continue until the budget has been approved. If Owner shall fail to disapprove the revised budget within ten (10) days of receipt, the same shall be deemed approved. Agent is authorized for the account of Owner to make any expenditures or to incur any obligations or implement any items which are included in the approved annual budget without further approval from owner being required. Such budgets and all other financial reporting to be prepared by Agent shall be prepared using Agent's then standard format and software. Agent shall not be obligated to use any other financial format or software unless same is satisfactory to Agent, Owner purchases same for Agent and Owner pays all of the training expenses for Agent's employees relating to such software.

         After approval of each such budget by the Owner, the Agent agrees to use diligence and to employ all reasonable efforts so that the actual costs of operating the Premises shall not exceed said approved budget by more than ten (10%) percent per year without the Owner's approval. The Agent shall promptly notify the Owner if the Agent reasonably anticipates any such line item exceeding one hundred ten (110%) percent of the amount therefor in the approved budget.

2.5 Agent agrees, for itself and all persons retained or employed by Agent in performing its services, to hold in confidence and not to use or disclose to others any confidential or proprietary information of Owner heretofore or hereafter disclosed to Agent including, but not limited to, any data, information, plans, programs, processes, costs, operations or tenants which may come within the knowledge of Agent in the performance of or as a result of its services, except where Owner specifically authorizes Agent to disclose any of the foregoing to others or such disclosure reasonably results from the performance of Agent's duties hereunder or is required to be disclosed pursuant to litigation.

2.6 The Agent agrees to use its best efforts to have the Premises rented to desirable tenants, satisfactory to the Owner considering the nature of the Premises, and in connection therewith to negotiate business terms for relocation and/or expansions, new leases and renewals of leases at appropriate times, it being understood that all inquiries to the Owner with respect to leasing any portion of the Premises shall be referred to the Agent. At least once per year Owner and Agent shall meet and mutually develop a "leasing game plan" for the ensuing calendar year which game plan shall specify projected vacancies, projected rentals and other pertinent terms of new leases or lease renewals, costs to be incurred in obtaining tenants and other relevant matters. Owner hereby authorizes Agent to implement the approved leasing game plan and to negotiate and execute leases in accordance therewith and confirms that any leases so executed shall be deemed approved by Owner and Owner shall pay Agent the leasing commission set forth in this Agreement with respect to each lease executed by a tenant consistent with the leasing game plan. Agent is hereby given the exclusive right to lease the Premises on behalf of Owner and Owner shall pay to Agent the leasing commission set forth in Exhibit B regardless of who may negotiate the same, including Owner. All leases and renewals shall be prepared by the Agent on the Agent's form lease, and such leases shall either be executed by Agent on behalf of Owner or, at Agent's option shall be executed by the Owner. The Agent agrees it will observe the specific leasing guidelines, if any, set forth in the approved budget or otherwise made known to the Agent in writing by the Owner. In the event the Agent shall have a prospective tenant reference from another property in the local market area where the Premises are located in which the Agent has a beneficial interest or which the Agent manages, the Agent shall declare its potential conflict of interest to the Owner, and the Owner shall determine if negotiations shall be undertaken by the Agent, the Owner, or a third party appointed by the Owner. References of prospective tenants, as well as their varying use requirements, shall be investigated by the Agent.

2.7      Anything in the Agreement to the contrary notwithstanding:

                  (a) Nothing in this Agreement shall require Agent to take any action (and Agent will not be in default for failure to take any action) to the extent and wherever there is provided a limitation on Agent's ability to expend funds or incur obligations with respect to the Premises.

                  (b) Unless expressly provided, Agent shall not be responsible or obligated to advance its own funds for any purpose in the performance of Agent's duties under this Agreement.

                  (c) Agent shall not be obligated to pay or perform any liability or obligation or take any action under this Agreement which is to be done at the expense of Owner or for which Agent is entitled to reimbursement from Owner unless funds for such purpose are available in the Bank Account or have otherwise been made available to Agent by Owner.

                  (d) Wherever Agent is obligated to use its "best efforts or reasonable efforts" under this Agreement such term is intended to signify and shall mean that Agent shall exercise its professional skill and expertise with diligence and in a commercially reasonable manner and consistent with high quality practice for the management of similar buildings located in the geographic area in which the Premises are situate. However, such a standard shall not impose additional duties or obligations on Agent not set forth in this Agreement, such as, by way of example, an obligation to advance Agent's funds or to commence litigation against third parties, or to take extraordinary actions or to perform services not customarily provided by managers of comparable buildings in the local geographic area. Nothing in this Agreement shall require Agent to perform the obligations of others or exercise any efforts (other than reasonable efforts) to cause them to perform such obligations.

                  (e) Everything done by Agent in the performance of its obligations under this Agreement and all expenses incurred pursuant hereto shall be for and on behalf of Owner and for its account and at its expense. Except as otherwise expressly provided herein, all debts and liabilities incurred to third parties in accordance with the annual budget and in the ordinary course of business of managing the Premises are and shall be obligations of Owner, and Agent shall not be liable for any such obligations by reason of its management, supervision or operation of the Premises for Owner.

                                   ARTICLE III
                             THE OWNER'S AGREEMENTS

3.1 The Owner, at its option, may pay directly all taxes, special assessments, ground rents, insurance premiums and mortgage payments, in which event Owner shall notify Agent of such.

3.2 The Owner shall carry (or cause to be carried) insurance upon the Premises and shall look solely to such insurance for indemnity against any loss or damage to the Premises except when caused by the willful act or omission or gross negligence of the Agent or its employees, agents, contractors or subcontractors. However, Agent shall not be liable to Owner for any loss or damage to the Premises even if caused by the willful act or omission or gross negligence of Agent or its employees, agents, contractors or subcontractors to the extent any such loss or damage is covered or should have been covered by Owner's insurance. To the extent any loss or damage to the Premises is covered or should have been covered by Owner's insurance, Agent is released from liability therefor and Owner waives its right of subrogation against Agent. The Owner shall purchase, or have Agent purchase for Owner and at Owner's expense, and maintain policies of commercial general liability insurance, including personal injury liability and contractual liability, in an amount determined by Agent but, in any event not less than $5,000,000.00 combined single limit for bodily injury and property damage. Said policies shall name the Agent as an additional insured thereunder and will be primary to any other available insurance. The Owner shall advise the Agent as to the name and address of any insurance carriers for insurance placed by Owner directly. If Owner desires Agent to purchase property damage or liability insurance for the Premises, Owner shall pay Agent an annual fee representing a pro rata share of the fee Agent pays to participate in its group insurance coverage pool.

3.3 Owner agrees (a) to indemnify, hold and save Agent free and harmless from any claim for damages or injuries to persons or property resulting from: (1) Agent carrying out the provisions of this Agreement or acting under direction of Owner, (2) Owner's failure or refusal to comply with or abide by any rule, order, determination, ordinance or law of any federal, state or municipal authority, (3) Owner's failure or refusal to comply with or abide by or perform its obligations set forth in this Agreement, (4) any latent building defects or other defect or dangerous condition which a visual inspection would fail to disclose or any unsafe or dangerous condition or characteristic of the Premises resulting from the design or initial construction of the Premises (including, but not limited to, security systems, door locks, location of trash receptacles, ingress & egress routes and recreational structures), (5) any defects, conditions or situations with respect to the Premises which Agent has disclosed to Owner and requested Owner's permission to correct or rectify, (6) the willful misconduct or criminal activity of any third person or agency, except as to Agent and its employees, agents and representatives with respect to the Premises or (7) the negligent or willful acts of Owner or Owner's representatives, officers, employees and agents; and (b) to defend promptly and diligently at Owner's expense, any claim, action or proceeding against Agent and/or Agent and Owner, jointly or severally, arising out of or connected with any of the foregoing, and to hold harmless and fully indemnify Agent from any judgment, loss or settlement on account thereof. The undertaking of Owner as set forth above shall survive the expiration or earlier termination of this Agreement as to all liabilities accruing during the term hereof.

3.4 If Owner requests Agent to perform certain designated additional management services and the parties agree to the exact nature, scope and time frame for the performance thereof, then Owner shall pay the Agent the agreed upon fee for Agent's performance of such services, such payment to be made within twenty (20) days after receipt of a bill therefor. Such payment shall be made in addition to the fees and reasonable expenses otherwise stated herein. In performing any specialized management services for Owner, Agent shall not be liable to Owner for errors, accuracies, mistakes or the consequences thereof, relating to the performance of such services provided Agent has performed the services in good faith. Owner hereby waives, releases and discharges Agent from all errors, inaccuracies, mistakes and the consequences thereof relating to the performance of such services, except to the extent Agent has not performed such services in good faith.

3.5 The Owner hereby irrevocably appoints Agent as the sole and exclusive broker for any sale and/or re-financing of the Premises and agrees to pay Agent a fee of one (1%) percent of the principal amount of any refinancing and a sales commission of two (2%) percent of the gross sales price for the Premises, each such fee to be paid at the closing involved. Such fee shall include Agent's fee for any due diligence work required to accomplish such refinancing and/or sale.

3.6 Owner agrees to make available to Agent, free of charge, an on-site office to be utilized in connection with Agent's leasing of the Premises. In addition, Owner shall reimburse Agent monthly for all travel expenses, leasing and marketing materials, demographic and marketing studies signage and advertising incurred by Agent during the performance of its obligations under this Agreement. Agent shall have the right to install signage on the Premises in furtherance of its obligation to lease the Premises. Owner shall cause the Premises to participate in Agent's wide area network data transmission system and shall lease or purchase for the Premises any wiring, phone, computers, routers or software upgrades that Agent deems necessary to access the system.

3.7 Agent has afforded Owner the benefit of Agent's blanket policy of workmen's compensation insurance. Such policy provides that Agent is required to pay in full, in advance, the annual premium for such policy. Owner shall reimburse Agent, on demand, its share of such premium, such share being determined by the actual payroll and rate classifications statutorily mandated in the state where the Premises is located. Owner acknowledges that should this contract be terminated during the policy year, there shall be no proration of Owner's premium payment as between Owner and Agent unless or until Agent receives a refund for the unused portion of such premium from the insurance carrier.

                                   ARTICLE IV
                            MANAGEMENT AND OTHER FEES

4.1 As the management fee for the services performed pursuant to Article II, the Owner agrees to pay the Agent at the rate specified in Exhibit B and Exhibit C. Said fee shall be payable monthly, in arrears, on the first (1st) day of each calendar month. Agent shall withdraw said fee and all of its reimbursable expenses from the Bank Account for the Premises and shall account for same as provided for in Section 2.2 hereof.

4.2 With respect to any space occupied by the Owner, the Agent shall be entitled to no leasing commissions but shall be entitled to a management fee as though the Owner were paying rent at the average square foot rental rate being paid for comparable space in the Premises.

4.3 If Owner requests Agent to perform supervisory or administrative services with respect to any renovation, expansion, tenant fit-out work or other repair or construction project at the Premises which would involve "hard" costs in excess of One Hundred Thousand ($100,000.00) Dollars, Owner shall pay Agent a construction management fee equal to five (5%) percent of the "hard" costs of such work, such fee to be paid in three equal installments, one-third upon the commencement of such work, the second third upon fifty (50%) percent completion and a final payment upon substantial completion of the project. In addition, and whether or not Agent is paid the above specified supervisory fee, Owner shall reimburse Agent for the reasonable fees and disbursements of any architect, engineer, on-site manager and/or on-site job accountant engaged to monitor or perform any portion of such work.

4.4 Owner shall pay Agent Five Hundred ($500.00) Dollars to review the plans and specifications prepared by each tenant doing alterations or renovations to its space, to verify that such plans are acceptable to landlord and consistent with any landlord design criteria applicable to the Premises. In the event Agent utilizes Agent's own in-house architect or engineer in lieu of retaining the services of an independent architect or engineer, the amount of such reimbursement shall be based upon the approximate hourly wage and other benefits paid by Agent to such architect or engineer.

4.5 Owner shall pay Agent for implementing a year round program of short term specialty retail leasing, including Christmas kiosks, carts, in line temporary space and special events, twenty-five (25%) percent of the gross annual income collected by Agent with respect to the leasing of such specialty retail units. Such amount may be deducted by Agent from Owner's operating funds on a monthly basis, as earned. Owner acknowledges that Agent will allocate to the marketing fund/merchant's association, as applicable, certain costs of Agent's marketing program maintained from Agent's home office. Such charge shall not be billed to Owner but rather to such fund in an amount which will reasonably allocate to the Premises its proportionate share of the cost involved in maintaining Agent's home office marketing operation applicable to the Premises and similar properties managed by Agent for others.

4.6 Owner authorizes Agent to institute a satellite communication marketing program for the Premises and if such program is successful, Owner shall pay Agent twenty (20%) percent of the income generated therefrom during the term of each such contract, payable in full upon the date Owner receives its first payments for each such contract executed.

                                    ARTICLE V
                               LEASING COMMISSION

5.1 As leasing commissions for (a) all leases, expansions and renewals executed and (b) with respect to a person or entity procured by Agent that is ready, willing and able to lease upon the terms set forth in the leasing game plan, during the term of this Agreement, which, for purposes of calculating Owner's obligation for leasing commissions will include the six (6) month period set forth below , the Owner agrees to pay the Agent at the rate specified in Exhibit
B. Commissions will be based on base rents including CPI inflators payable to Owner, percentage rent and all additional rental payable by the tenant. When leases are negotiated by third party broker, the Agent shall cooperate with such brokers. The Owner shall pay the commission due any such third party broker so long as the Owner has approved in advance the use of such broker and the commission to be paid such broker and such payment shall not reduce the fees provided herein payable to Agent. The leasing commission will be paid to Agent if within a period of six (6) months after the expiration of the term of this Agreement Owner leases all or any portion of the Premises, irrespective of the terms of such lease, to any prospect introduced to the Premises by Agent prior to the expiration of the term, provided that Agent shall have informed Owner in writing of the name of the prospect within thirty (30) days after the expiration of the term hereof. With respect to all such pending leases, Agent is authorized by Owner to continue negotiations and documentation on all such deals. In addition, in the event Owner sells the Premises, at the time of such sale Owner shall pay Agent the leasing commission due for any lease approved by Owner and submitted to the tenant even if such lease is then unsigned.

                                   ARTICLE VI
                                AGENT'S EXPENSES

6.1 Except to the extent approved in the annual budget or otherwise provided herein, the following expenses or costs incurred by or on behalf of the Agent in connection with the management of the Premises shall be the sole cost and expense of the Agent and shall not be reimbursable by the Owner:

                  (a) Cost of gross salary and wages, payroll taxes, insurance, worker's compensation, pension benefits, and any other benefits of the Agent's home office or regional home office personnel, except for those costs specifically identified in Exhibit C.

                  (b) General agency bookkeeping accounting and reporting services as such services are considered to be within the reasonable scope of the Agent's responsibility to the Owner, except for those costs specifically identified in Exhibit C.

                  (c) Cost of forms, stationery, ledgers, and other supplies and equipment used in the Agent's home office or regional home office.

                  (d) Cost of all incentive compensation, profit sharing or any pay advances by the Agent to the Agent's employees.

                  (e) Cost of automobile purchase and/or rental, except if furnished by the Owner.

                  (f) Cost attributable to losses arising from criminal acts or fraud on the part of the Agent's associates or employees.

                  (g) Cost of comprehensive crime insurance purchased by the Agent for its own account.

                                   ARTICLE VII
                         DURATION, TERMINATION, DEFAULT

7.1 This Agreement shall become effective on the date specified in Exhibit B and shall be for the term therein specified and shall continue thereafter from month to month until terminated by at least thirty (30) days prior written notice.

7.2 In the event a party hereto (the "Defaulting Party") (a) materially defaults in the performance of its obligations under this Agreement and such default remains uncured for more than twenty (20) days' after such party's receipt of written notice from the other party hereto, except for defaults not susceptible to cure within twenty (20) days, provided as to such defaults the Defaulting Party commences to cure within such twenty (20) day period and diligently prosecutes each cure; or (b) makes an assignment for the benefit of creditors; or (c) has appointed a receiver, liquidator or trustee of its property; or (d) is adjudicated to be a bankrupt or insolvent; or (e) has filed by or against it any petition for the bankruptcy, reorganization or arrangement of the Defaulting Party or, if such appointment, adjudication or petition be involuntary and not consented to by the Defaulting Party and fails to proceed diligently to have the same discharged or dismissed, then the other party hereto may forthwith terminate this Agreement upon giving ten (10) days' written notice to the Defaulting Party.

7.3 This Agreement shall terminate at the election of the Owner upon thirty (30) days' written notice to the Agent if the Premises are sold by the Owner to a non-affiliated third party purchaser or automatically if the Premises were acquired by the owner on foreclosure of a mortgage and are subsequently redeemed. In the event the Premises are sold by the Owner to a non-affiliated third party purchaser and this Agreement is not thereby terminated by the Owner, the Agent shall have the right to terminate this Agreement upon sixty (60) days prior written notice. The Term "non-affiliate" as used herein shall mean any entity which is not an "affiliate" as such term is defined in Section 8.1 hereof. Upon termination of this Agreement for any reason, the Agent shall deliver the following to the Owner or the Owner's duly appointed agent on or before thirty (30) days following the termination date:

                  (a) A final accounting, reflecting the balance of income and expense for the Premises as of the date of termination;

                  (b) Any balance or monies due to the Owner or tenant security deposits, or both, held by the Agent with respect to the Premises except for reasonable amounts to pay for services already provided; and

                  (c) All records, contracts, drawings, leases, correspondence, receipts for deposits, unpaid bills, summary of all leases in existence at the time of termination, and all other papers or documents which pertain to the Premises. Such data and information and all such documents shall, at all times, be the property of the Owner.

7.4 Notwithstanding termination of this Agreement by the Owner, the Owner shall reimburse the Agent within thirty (30) days after receipt of documents from the Agent supporting such expenses, for all sums as may be necessary to satisfy known obligations which the Agent has incurred for the Owner's accounts as authorized under this Agreement, including all severance payments relating to employees at the Premises who are not retained by Owner. In addition, after any termination by the Owner, the Owner and the Agent will as promptly as possible settle any outstanding balances with each other and render final accounts as to any items overlooked or treated incorrectly in any previous settlement, accounting or remittance. Upon any termination of this Agreement, Agent shall assign to Owner or Owner's nominee all service, supply and other contracts and agreements pertaining to the Premises entered into by Agent in accordance with this Agreement and thereupon Owner shall be fully responsible and liable for the performance of all obligations of Agent under all such contracts and agreements occurring after the date of such assignment and Agent shall have no further responsibility or liability with respect thereto. Owner shall indemnify and hold Agent harmless with respect to all such contracts. Any termination permitted hereunder shall not prejudice Agent's right to receive amounts to which Agent is entitled hereunder on account of services rendered by Agent prior to said termination.

7.5 The parties agree that it is not within the intention of the Agreement that the Agent be required to advance its own funds to assist with the maintenance or operation of the Premises or, except as provided in Paragraph 6.1 hereof, to compensate personnel employed by the Agent hereunder. Nevertheless, if the Agent does in good faith advance its own funds for purposes authorized herein or for emergency repairs, the Owner shall promptly reimburse the Agent without interest upon receipt of proper documentation.

7.6 In the event Owner sells the Premises to a nonaffiliated third party and simultaneously elects to cancel this Agreement in accordance with Section 7.3 hereof, together with such notice of termination the Owner shall pay to Agent the following sums as and for a cancellation fee:

                  (a) In the event such termination is effective during the first twenty-four (24) months of the term of this Agreement, Owner shall pay Agent the sum of [ ];

                  (b) In the event such termination is effective after the twenty-fourth (24th) month in the term of this Agreement, Owner shall pay the Agent the sum of [ ].

                                  ARTICLE VIII
                                   ASSIGNMENT

8.1 This Agreement shall be unassignable by Agent (except that without Owner's consent Agent may assign this Agreement to a parent, successor by merger, subsidiary or affiliate of Agent) and can be changed only by a writing signed by both parties. As used herein, the terms "subsidiary" or "affiliate" shall mean a corporation which directly or indirectly controls or is controlled by Agent. For this purpose "control" shall mean the possession, directly or indirectly, of the power to direct the management policies of such corporation, whether through the ownership of voting rights or by contract or otherwise.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 The Owner's Representative ("Owner's Representative") whose name and address are set forth on Exhibit B shall be the duly authorized representative of the Owner for the purpose of this Agreement. Any statement, notice, recommendation, request, demand, consent or approval under this Agreement shall be in writing and shall be deemed given (a) by the Owner when made by the Owner's Representative and delivered personally to the Agent, if an individual, or to an officer of the Agent, if a corporation, or when mailed, addressed to the Agent, at the address set forth above, and (b) by the Agent when delivered personally to or when mailed addressed to the Owner's Representative at the address set forth in Exhibit B. Either party may, by written notice, designate a different address.

9.2 The Agent shall, at its own expense, qualify to do business and obtain and maintain such licenses, directly in its name or through affiliation with other licensed persons or entities, as may be required for the performance by the Agent of its services.

9.3 Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

9.4 In the event one of the parties hereto shall institute an action or proceeding against the other party relating to this Agreement, the unsuccessful party in such action or proceeding shall reimburse the successful party for its disbursements incurred in connection therewith and for its reasonable attorney's fees.

9.5 No consent or waiver, expressed or implied, by either party hereto of any breach or default by the other party in the performance by the other of its obligations hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any one instance by or on behalf of Owner shall not be construed to waive or limit the need for such consent in any subsequent instance.

9.6 The venue of any action or proceeding brought by either party against the other arising out of this Agreement shall, to the extent legally permissible, be in a court of competent jurisdiction in the Commonwealth of Pennsylvania.

9.7 This Agreement shall be construed and interpreted under and pursuant to the laws of the Commonwealth of Pennsylvania.

9.8 Notwithstanding anything to the contrary contained herein, the parties acknowledge that it is not within the contemplation of this Agreement or the basic management fee set forth in ss. 4.1 herein that the Agent perform any services with respect to the following: re-zoning of the Premises, site acquisition of additional ground for the expansion of the Premises; reconstruction after casualty or condemnation; leasing, management, financing or construction relating to any proposed or implemented expansion of the Premises or work generally classified as "development" work in connection with the same; any due diligence work and/or preparation of estoppel certificates; removal of asbestos or other hazardous material or above or underground storage tanks from the Premises or supervising such work unless same have been installed by Agent or its employees or contractors; preparation of Owner's tax returns or audited financial statements or preparation of multi-year financial projections; bringing or assisting in any real estate tax appeals or abatement proceedings.

9.9 This Agreement shall not be construed as creating a partnership or joint venture between the parties. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                     OWNER:





                      BY:
                               -------------------------------------------------
                                                       Partner


                      AGENT:

                      PREIT-RUBIN, INC.


                      BY:
                               -------------------------------------------------
                                                        President

                  EXHIBIT A to Management and Leasing Agreement

Premises:



                                    SCHEDULE
                                    --------

                           (By Job Category and Wages)



                  Number of      Maximum          Fringe        List of Number
Job Title         Employees      Wage/wk*         Benefits         Hrs./Wk
---------        ----------     ---------         --------       -------------




               As specified in the current years' approved budget.










*The wages listed will be in effect for the current year, after which the Agent may grant increases consistent with Agent's standard wage review policy.

                  EXHIBIT B to Management and Leasing Agreement


Premises:

1. Term: Ten (10) years, plus for purposes of determining Owner's obligation for leasing commissions, the Term will include the six (6) month period set forth in ss. 5.1.
   Effective date:_____________________________


2. Name and Address of Owner's Representative:

   _______________________________

   _______________________________

   _______________________________


3. Limit of amount authorized for non-emergency purchases and repairs:

   $ 5,000.00

4. Name of Bank:

   _______________________________

   _______________________________

   _______________________________


5. Description of Bank Account:

         PREIT-RUBIN, Inc., Agent for Owner

6. Management Fee:

   5.25% of gross cash income and receipts during the applicable period received by Owner from the ownership and operation of the Premises including, without limitation, all payments of rent of any kind including minimum rent, percentage rent, utility income, expense reimbursement, license or concession payments, miscellaneous income and any payments under any other revenue producing contracts for the use, occupation or other utilization of space in the Premises and insurance proceeds received by Owner in lieu of any or all of the foregoing, excluding security deposits, unless and until applied as rent.

7. Rate of leasing commissions, if any

   Not applicable.

8. Owner's Approved Counsel: Blank Rome LLP, Philadelphia, Pennsylvania

                  EXHIBIT C to Management and Leasing Agreement


Agent shall charge and Owner shall pay monthly, in arrears, the following in addition to the management fee as described in Article IV:

         1. Payroll Administration - Agent shall charge Owner a portion of its cost of payroll administration expenses, including salary, employer share of payroll taxes, employer cost of fringe benefit programs, approved employee expenses, as well as data processing costs and administration of benefit plans. The total costs of Agent will be allocated to Owner based on a ratio the numerator of which shall be the number of employees of Agent directly involved with Owner's property divided by total number of home office employees of Agent.

         2. Risk Management - Agent shall charge Owner, in addition to premiums allocated to Owner's property for specific insurance coverage and a proportionate share of Agent's fees to third party insurance brokers or consultants who provide the overall insurance package to Agent the reasonable cost of managing the insurance program of the Premises, including a proportionate share of the salary, employer share of payroll taxes, employer cost of fringe benefit programs and employee expenses of Agent's risk management department.

         3. Group and Regional Property Manager - Agent shall charge Owner for its reasonable share of the salary bonus, employer share of payroll taxes, employer cost of fringe benefits paid to Agent's Group and/or Regional Property Manager and approved employee expenses, it being understood that such property manager has responsibility to supervise and direct the operation of the on-site Property Manager.

         4. ICSC Convention and Periodic Property Management Meetings - Agent shall represent Owner and the Premises at all ICSC functions attended by Agent for other similar properties and Owner shall reimburse Agent for Owner's reasonable allocation of the expenses of participating in such functions, including travel, meals, brochures and other like expenses. In addition, Owner shall reimburse Agent for the cost involved in having the on-site property management staff participate in Agent's periodic management meetings.